SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 4, 2012    Date of earliest event reported: March 29, 2012

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street New York, NY		10001
(Address of principal executive offices)		(Zip Code)

(212) 827-8000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Size, Composition and Chairmanship of the Board of Directors

On March 29, 2012, the Board of Directors (the “Board”) of Martha Stewart Living Omnimedia, Inc. (the “Company”) made a determination to reduce the number of directors on the Board to nine, consistent with the number of directors on the Board prior to J. C. Penney Corporation, Inc.’s December 2011 investment in the Company. The reduction will take effect as of the opening of the polls for election of directors at the Company’s 2012 annual meeting of stockholders (the “Annual Meeting”). By mutual agreement, neither Claudia Slacik nor Todd Slotkin will stand for re-election as directors at the Annual Meeting. In addition, pursuant to an agreement more fully described below, Charles A. Koppelman, the Non-Executive Chairman of the Board, also will not stand for re-election as a director. The Board expects to name a new Chairperson at the completion of Mr. Koppelman’s term.

Martha Stewart Contract Extension

On March 30, 2012, the amended and restated employment agreement between the Company and Martha Stewart dated April 1, 2009 was extended to June 30, 2012 from March 31, 2012 to allow for additional time to negotiate a new agreement. The remaining terms of the agreement are unaffected and continue in full force and effect.

Charles A. Koppelman Services Agreement

On April 2, 2012, the Company entered into an Amended and Restated Services Agreement with Mr. Koppelman, which agreement amends a services agreement between the Company and Mr. Koppelman, dated July 26, 2011. Pursuant to the Amended and Restated Services Agreement, Mr. Koppelman will continue to serve on the Board and as Non-Executive Chairman until the Annual Meeting, but, as stated above, will not stand for re-election as a director at the Annual Meeting. He will, however, continue to serve as an advisor to the Board until the expiration of the agreement on December 31, 2012. For his services, Mr. Koppelman will receive a cash payment of $7,500 and shares of the Company’s Class A common stock valued at $2,500 on or about June 30, 2012. On the date of the Annual Meeting, 15,151 restricted stock units awarded to Mr. Koppelman in September 2011 will be forfeited, but will be replaced by an identical award, which award will vest and be settled on September 15, 2012. All of Mr. Koppelman’s other equity-based awards will remain outstanding following the Annual Meeting in accordance with their terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: April 4, 2012	By:	/s/ Daniel Taitz
Chief Administrative Officer and General Counsel

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